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EXHIBIT 11
Computation of Primary and Fully Diluted Net Income Per Common Share


                                                                                            Year Ended December 31
                                                                             -----------------------------------------------
(Dollars in millions, except per share data)                                         1994             1993             1992
- ----------------------------------------------------------------------------------------------------------------------------
PRIMARY:
  Average shares outstanding                                                  133,752,000      132,757,389      121,915,389
  Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using
    average market price                                                        2,522,991        1,831,275        2,755,268
                                                                             -----------------------------------------------
                                                                              136,274,991      134,588,664      124,670,657
                                                                             ===============================================

  Income from continuing operations before cumulative effect of
    accounting changes                                                             $313.5           $360.7           $213.0
  Preferred dividends                                                               (12.6)           (29.2)           (31.6)
                                                                             -----------------------------------------------
  Income from continuing operations before cumulative effect
    of accounting changes applicable to common equity                              $300.9           $331.5           $181.4
                                                                             ===============================================

  Income from continuing operations before cumulative effect of
    accounting changes per common share                                             $2.21            $2.46            $1.46
                                                                             ===============================================
  Income (loss) from discontinued operations                                        ($8.5)            $2.5             $2.7
                                                                             ===============================================
  Income (loss) from discontinued operations per common share                      ($0.06)           $0.02            $0.02
                                                                             ===============================================
  Cumulative effect of accounting changes applicable to common equity                  --               --           $233.2
                                                                             ===============================================
  Cumulative effect of accounting changes per common share                             --               --            $1.87
                                                                             ===============================================

  Net income                                                                       $305.0           $363.2           $448.9
  Preferred dividends                                                               (12.6)           (29.2)           (31.6)
                                                                             -----------------------------------------------
  Net income applicable to common equity                                           $292.4           $334.0           $417.3
                                                                             ===============================================
  Net income per common share                                                       $2.15            $2.48            $3.35
                                                                             ===============================================


FULLY DILUTED: *
  Average shares outstanding                                                  133,752,000      132,757,389      121,915,389
  Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market price or year-end market price,
    whichever is higher                                                         2,720,882        1,888,873        4,630,259
  Assumed conversion of Series 1991A Preferred Stock                            3,655,684        3,681,740        3,951,624
                                                                             -----------------------------------------------
                                                                              140,128,566      138,328,002      130,497,272
                                                                             ===============================================
  Income from continuing operations before cumulative effect
    of accounting changes                                                          $313.5           $360.7           $213.0
  Preferred dividends, excluding 1991A Preferred Stock                               (5.1)           (21.2)           (23.4)
                                                                             -----------------------------------------------
  Income from continuing operations before cumulative effect of
    accounting changes applicable to common equity                                 $308.4           $339.5           $189.6
                                                                             ===============================================
  Income from continuing operations before cumulative effect
    of accounting changes per common share                                          $2.20            $2.45            $1.45
                                                                             ===============================================
  Income (loss) from discontinued operations                                        ($8.5)            $2.5             $2.7
                                                                             ===============================================
  Income (loss) from discontinued operations per common share                      ($0.06)           $0.02            $0.02
                                                                             ===============================================
  Cumulative effect of accounting changes applicable to common equity                  --               --           $233.2
                                                                             ===============================================
  Cumulative effect of accounting changes per common share                             --               --            $1.79
                                                                             ===============================================

  Net income                                                                       $305.0           $363.2           $448.9
  Preferred dividends, excluding 1991A Preferred Stock                               (5.1)           (21.2)           (23.4)
                                                                             -----------------------------------------------
  Net income applicable to common equity                                           $299.9           $342.0           $425.5
                                                                             ===============================================
  Net income per common share                                                       $2.14            $2.47            $3.26
                                                                             ===============================================


* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 17 of APB Opinion No. 15 because it results in dilution of less than 3%.